PROPERTY MANAGEMENT AND LEASING AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (the "Agreement") is dated as of September 15, 2008, and is entered into by and between Klein Retail Centers Inc ("Owner"), and Midwestern Management LLC ("Manager" or "Leasing Agent").

BACKGROUND

A. Owner owns that certain real estate project improved with buildings and common areas described on **Exhibit "A"** of this Agreement along with the addition of other properties mutually agreed upon by Owner and Manager, hereinafter referred to as the "Property".

B. Owner desires to engage Manager as its exclusive agent to manage and operate the Property, and Manager desires to accept such engagement upon the terms set forth herein.

STATEMENT OF AGREEMENT

In consideration of the foregoing recitals and the mutual promises and covenants contained herein, Owner and Manager agree as follows:

ARTICLE 1

EXCLUSIVE AGENCY

1.1 Appointment. Owner hereby appoints Manager as the sole and exclusive manager of the Property and Manager hereby accepts such appointment, upon the terms, covenants and conditions set forth herein.

1.2 Additional **Duties**. N/A

ARTICLE II

TERM OF AGREEMENT

2.1 **Initial Term: Option to Renew**. Except as provided in Section 2.3 below, the term of this Agreement shall commence on the date hereof, and shall continue for a period of twelve (12) months, automatically renewable for additional periods of twelve (12) months. Each such renewal of this Agreement shall be automatic unless either party provides written notice to the other of its election to terminate this Agreement not less than ninety (90) days prior to the initial term or succeeding option term, as the case may be.

ARTICLE III

ACCOUNTING

3.1 **Books and Records**. Manager shall maintain adequate books and records for the Property with sufficient supporting documentation to ensure that all entries in the books and records are accurate and complete. Manager shall provide Owner with quarterly cash flow statements for the individual properties. Such books and records shall be maintained by Manager at its address stated herein.

3.2 **Financial Information**. Manager, or Agent for Manager, shall maintain, and supply to Owner upon written request, copies of:

(a) All bank statements, bank deposit slips and bank reconciliations;

(b) Detailed cash receipts and disbursement records;

(c) Paid invoices; and

(d) Summaries of adjusting journal entries.

3.3 **Method of Accounting**. All financial statements and reports required hereunder will be prepared on a cash basis in accordance with generally accepted accounting principles.

ARTICLE IV

MANAGEMENT OF PROJECT

4.1 **General Duties and Responsibilities**: Manager shall manage, operate and maintain the Property in accordance with the general standards set forth in this Article IV. Without limiting the generality of the foregoing, Manager's functions hereunder shall include the following:

(a) Manager shall use reasonable efforts to collect all rents and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of the Property or any portion thereof. All funds received by Manager for or on behalf of Owner (less any sums properly deducted by Manager pursuant to any of the provisions of this Agreement) shall be deposited in a bank selected by Owner and Manager in a special account maintained by Manager in the name of and at the expense of Owner for the deposit of funds of Owner.

(b) Manager shall, in the name of and at the expense of Owner, make or cause to be made such ordinary repairs and alterations as Manager may deem advisable or necessary to the improvements on the Property, subject to and within the limitations of the Approved Budget;

provided, however, that Manager shall not perform any activities for which any governing association of the Property (the "Association") is responsible as set forth in any declaration of covenants, conditions and restrictions for the Property; and provided further that Manager shall not expend more than Ten Thousand Dollars ($10,000) for any one item of repair or alteration without Owner's prior written approval, except for monthly reoccurring maintenance expenses and emergency repairs if, in the reasonable opinion of the Manager, such repairs are necessary to protect the Property from further damage or to maintain services to tenants as called for in their leases. The authority provided to Manager in this paragraph shall not extend to capital improvements or the associated tenant finish, refurbishing and rehabilitation or remodeling areas covered by new leases. The latter expenditures are subject to the Owner's prior approval which shall be given at the time of the execution of new leases and in accordance with the provisions of this Agreement. Manager shall promptly inform Owner of material increases in repair and maintenance costs not reflected in the Approved Budget.

4.2 **Limitation of Authority**. Notwithstanding any provision in this Agreement to the contrary, Manager shall not without the prior approval of Owner:

(a) Convey or otherwise transfer or pledge or encumber the Property or any other property or asset of Owner;

(b) Institute or defend lawsuits except as otherwise provided herein or other legal proceedings on behalf of Owner;

(c) Pledge the credit of Owner (except for purchases made in the ordinary course of operating the Property or as otherwise contemplated pursuant to this Agreement); or

(d) Borrow money or execute any promissory note or deed of trust, security agreement, guaranty or other encumbrance in the name of or on behalf of Owner.

ARTICLE V

LEASING OF PROPERTY

5.1 Leasing.

Leasing Agent shall be responsible for coordinating the leasing activities of the Property and shall use its reasonable, good faith efforts to obtain tenants for all unleased space and to renew existing leases. Without limitation of the foregoing, Leasing Agent shall perform the following services for and on behalf of Owner:

(i) Leasing Agent shall direct, supervise and coordinate the leasing of the Property

(ii) Leasing Agent shall assist tenants in coordinating the preparation of plans for the fit-up of tenant space and for taking occupancy of the Property; and

(iii) Leasing Agent shall cooperate with, and shall affirmatively solicit the participation of Co-Brokers, both on a national and local basis, in promoting the leasing of tenant space within the Property;

ARTICLE VI

METHODS OF OPERATION

6.1 **Contracts**. All service contracts, and (to the extent they are within the scope of Manager's duties under this Agreement) all contracts for capital improvements and all contracts for the improvement, refurbishing or remodeling of tenant spaces ("Contracts") are required by any approved lease, or, are otherwise approved in advance by Owner, (b) may be with affiliates of Manager, and (c) meet the criteria set forth hereunder for such Contracts or are approved in advance by Owner or otherwise meet criteria established by Owner for such Contracts, shall be executed by Manager in the name of, and as agent for Owner. Upon written request of Owner, any and all such Contracts shall be subject to Owner's prior approval. At Manager's sole option and election, any or all Contracts shall be executed by Owner. All Contracts shall be with such contractors and service providers as Manager may select from time to time. Upon any termination of this Agreement, to the extent necessary, Manager shall assign all Contracts executed by Manager to Owner. Owner will provide Manager with any additional documentation reasonably necessary to establish Manager's authority to act as required hereunder. Upon termination of this Agreement, Owner agrees to specifically assume Contracts that are in the name of Manager.

6.2 **Hazardous Materials**. Owner acknowledges and understands that Manager is not qualified to evaluate the presence or absence of hazardous or toxic substances, waste, materials, electromagnetic field, radon, or radioactive materials upon, within, above, or beneath the Property; compliance with environmental, hazardous or solid materials or waste laws, rules and regulations; or the clean-up or remediation of hazardous materials spills or contamination. Accordingly, notwithstanding the provisions of Section 6.2 above, Manager's obligations to Owner with respect to the presence of hazardous or toxic substances, waste (including solid waste) gas, liquid or materials; electromagnetic field and radon; lead; asbestos; or radioactive materials upon, within, above, or beneath the Property (hereinafter collectively "Hazardous Materials"), and/or with the compliance and enforcement of federal, state, and local laws, rules, regulations, directives, ordinances, and requirements relating to Hazardous Materials (hereinafter

collectively "Hazardous Materials Laws") shall be subject to, conditioned upon, and limited by the following:

(a) Owner shall, at Owner's sole discretion and expense, obtain from an independent environmental consultant retained by Owner, and acceptable to Manager, an environmental assessment report on the Property, and shall have such assessment report periodically updated by such environmental consultant based upon the consultant's inspections of the Property, including tenant spaces and tenants' proposed and actual uses of such spaces. The environmental assessment report and all updates thereto shall be delivered to the Owner and the Manager, and shall include evaluations by the consultant as to whether the Property or any tenant's space is in violation of any Hazardous Materials Laws or whether the Property or any tenant's space is one in which a specific disclosure regarding Hazardous Materials must be made.

(b) The Manager shall have absolutely no responsibility or obligation with respect to the abatement, clean-up or remediation of any spill of or contamination from any Hazardous Materials upon, beneath, or within all, or any portion, of the Property, and the entire responsibility for such clean-up, abatement, or remediation shall lie with the Owner and the Owner's environmental consultant.

In connection with the foregoing, Owner hereby agrees to and shall indemnify, protect, defend, save, and hold harmless the Manager, its affiliates and each of their respective officers, directors, representatives, agents, principals, insurers and employees from any claim, cause of action, liability, loss, demand, damages (including damages associated with any environmental law), fine, penalty, injury, cost, or expense (including attorney's fees and expenses).

6.3 **Employees**. Manager shall have in its employ or under separate contract at all times a sufficient number of capable employees enabling it to properly, adequately, safely and economically manage, operate and maintain the Property. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees, as well as union negotiations and compliance with laws and regulations dealing with employee matters, are the responsibility of the Manager, which is in all respects the employer of such employees. All employees of Manager who handle or are responsible for Owner's funds shall, if requested in writing by Owner, be covered by a fidelity bond. The amount of such bond shall be reasonably determined by Owner and the premium therefore shall be a cost of the Owner.

6.4 **Legal Counsel**. Manager shall, at Owner's request and expense, engage counsel and cause legal proceedings to be instituted as may be necessary to enforce payment of rent and compliance with provisions of tenant leases, or to dispossess tenants. Manager shall use Manager's legal counsel to assist as necessary in lease and/or contract preparation and negotiation, to provide legal advice in connection with management issues at the Property, and to institute legal proceedings. All compromises, settlements, or legal proceedings shall be subject to the prior approval of Owner. Attorneys' fees and costs incurred in any of the foregoing shall be expenses of the Property.

ARTICLE VII

FINANCIAL MATTERS

7.1 **Bank Accounts**. Manager shall establish an operating account or accounts for the Property in the name and at the expense of Owner at such bank(s), under such designation(s) and with such authorized signatures of Manager as Manager and Owner may direct from time to time and all funds collected from the operation of the Property shall be deposited in the account(s) so established and all expenses of the Property shall be disbursed from such account(s). Manager shall not commingle its own funds or funds of any other property with Property funds.

7.2 **Audits**. Owner reserves the right upon five (5) days prior written notice, to audit all books and records maintained by Manager solely with respect to the Property. All audits shall be at Owner's cost and expense, shall be conducted during normal business hours and shall be conducted at Manager's office or where such books and records are located. Any audit may be conducted by Owner's employees or by independent persons engaged by Owner. Any discrepancies noted in any audit shall be promptly corrected.

7.3 **Payments of Expenses**. If gross income from the Property is not sufficient to pay bills and charges incurred, available funds shall be applied first to fees and expenses of Manager to be charged to the Owner pursuant to this Agreement and second to bills and charges of third parties. After exhausting available funds, Manager shall submit to Owner a statement of remaining unpaid bills and Owner shall promptly provide sufficient funds to pay such bills.

ARTICLE VIII

COMPENSATION OF MANAGER

8.1 **Management Fee**. For its services hereunder, Manager shall be paid a monthly management fee in an amount equal to, and in accordance with, the schedule set forth in **Exhibit "B"** attached hereto and made a part hereof.

8.2 **Out-of-Pocket Expenses and Other Costs**. Manager shall be entitled to reimbursement of all out of pocket costs and expenses, including, but not limited to, long distance telephone calls and, with prior approval of Owner, the cost of out-of-town travel, incurred by Manager in performing its duties pursuant to this Agreement. In addition, Manager shall be entitled to reimbursement of all costs and expenses incurred with respect to any accounting software, license, or training associated with use of any accounting package or property management software. In addition, Manager shall be entitled to reimbursement for all reasonable fees or expenses incurred by Manager's on-site employees in connection with the application for and maintenance of appropriate licenses, training, professional designations, and memberships.

8.3 **Method of Payment**.

(a) The management fee and any additional fees and compensation shall be calculated and paid monthly and such amounts shall be shown in Manager's submission of its monthly accounting to Owner. Manager may pay such fees and compensation from Property operating funds then in its possession or control.

(b) Employee expenses and out-of-pocket expenses shall be reimbursed to Manager at the time incurred by Manager and Manager may reimburse such costs and expenses from time to time from Property operating funds under its possession or control. A detailed summary of such reimbursable costs and expenses shall be included on Manager's monthly accounting to Owner.

(c) In the event there shall not be Property operating funds available to pay or reimburse the fees and/or costs and expenses or other amounts due hereunder to Manager and all amounts due hereunder, Owner hereby assumes responsibility for the same and agrees to promptly pay such amounts to Manager.

ARTICLE IX

GENERAL PROVISIONS

9.1 **Independent Contractor**. It is expressly understood and agreed that Manager will act in all respects as an independent contractor in the performance of this Agreement. The parties hereby agree that nothing in the Agreement shall be intended or construed to create an employer-employee relationship, a fiduciary relationship, a partnership or a joint venture with respect to the Property or otherwise.

9.2 **Notices**. All notices, demands, reports or other communications required or desired to be given hereunder shall be in writing and shall be personally served or sent by first class mail, postage prepaid to the parties at their respective addressees for notice. Valid notices may also be sent via a reputable overnight delivery service or by telecopy (so long as the original of said telecopy is mailed the next day). For purposes of this Agreement notices will be deemed to have been "given" upon personal delivery thereof or forty-eight (48) hours after having been deposited in the United States mail postage prepaid and properly addressed or upon receipt with respect to notices sent via overnight delivery service or telecopy.

9.3 **Attorneys' Fees**. In connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, damages or other relief, its reasonable attorney's fees and costs incurred.

9.4 **Assignments**. This Agreement and the rights and obligations hereunder shall not be assignable by either party hereto without the written consent of the other; provided, however, that the foregoing shall not extend to assignments required by: (a) any insurance carrier in any

matter relating to subrogation, (b) Manager in order to assign this Agreement to any entity which it controls, is controlled by or with which it is under common control or (c) Manager to secure or collateralize any financing by Manager or its affiliates.

9.5 **Amendments**. Except as otherwise provided herein, all amendments to this Agreement shall be in writing and executed by both parties.

9.6 **Entire Agreement**. This Agreement and the Exhibits and any Riders attached hereto and made a part hereof, comprise the entire agreement of the parties with respect to the matters contained herein, and supersedes all prior agreements. The parties acknowledge that there are no representations, warranties, agreements, arrangements or understandings with respect to the subject matter hereof other than as expressly set forth in this Agreement.

9.7 **Governing Law; Venue**. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

9.8 **Cooperation and Assistance**. Owner agrees to execute such documents and provide such further assurances as may be reasonably necessary for Manager to fulfill its duties and obligations under this Agreement. Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other party to this Agreement shall furnish such information and reasonable assistance in defending such proceeding as may be requested by the party against whom such proceeding is brought.

9.9 **Waiver**. No consent or waiver, express or implied, by any party to or of any breach or default by the other party in the performance by such other party of the obligations thereof under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party under this Agreement. Failure on the part of either party to raise any claim(s) with respect to any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of the rights thereof under this Agreement.

9.10 **Severability**. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

9.11 **No Obligation to Third Party**. Except as otherwise set forth in this Agreement, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, or obligate either of the parties hereto to, any person or entity other than each other.

9.12 **Captions**. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience and reference. Should there be any conflict between any such captions in the section and the text in the section, the text and not such caption shall control and govern in the construction of this Agreement.

9.13 **Time of Essence**. Time is of the essence with respect to all of the terms, provisions, rights and obligations contained in this Agreement.

9.14 **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.15 **Non-Discrimination**. Owner and Manager each mutually agree that there shall be no illegal discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex, sexual orientation, or national origin in leasing, transferring, use, occupancy or enjoyment of the Property, nor shall Owner or Manager knowingly permit any such practice or practices of discrimination or segregation with respect to the selection, location, use or occupancy of tenants at the Property.

IN WITNESS WHEREOF, this Property Management Agreement has been executed by Manager and Owner by their respective duly authorized officers as of the day and year first written above.

OWNER:

Klein Retail Centers Inc

By: Kenneth S. Klein
Its: President

Notice Address:
89 West Chicago
Coldwater Michigan 49036

MANAGER:

Midwestern Management LLC

By: Fred J. Beck
Its: General Manager

Notice Address:
89 West Chicago
Coldwater Michigan 49036

EXHIBIT “A”

DESCRIPTION OF PROJECT
Super Walmart Shadow Centers

Location

1. Fort Smith, Arkansas
2. Springdale, Arkansas
3. Angola, Indiana
4. Ocean Springs, Mississippi
5. Jackson, Missouri
6. Joplin, Missouri
7. Lima, Ohio
8. Mitchell, South Dakota
9. Baraboo, Wisconsin

EXHIBIT "B"

MANAGEMENT FEE

During the term of this Agreement, Manager shall be paid a monthly management fee of four percent 4% of the gross receipts derived from the Property during the preceding calendar month.

The term "gross receipts" for all purposes under this Agreement shall be defined as: (i) receipts from the leasing of rentable space in the Property; (ii) receipts from lease rental escalations, late charges and/or cancellation fees; (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or services provided at the Property (including, but not limited to, parking lot collections, if any); (v) other miscellaneous operating receipts; (vi) proceeds from rent or business interruption insurance; (vii) any percentage rents collected; and (viii) all common area maintenance charges.

In addition, the term "gross receipts" for all purposes under this Agreement shall be defined to exclude: (i) tenants' security deposits until the same are forfeited by the person making such deposits; (ii) property damage insurance proceeds; and (iii) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

RIDER NO. 1 TO COMMERCIAL PROPERTY MANAGEMENT AND LEASING AGREEMENT

PROJECT AND CONSTRUCTION MANAGEMENT AGREEMENT

1. **Project and Construction Management**. Manager shall, in the name of and at the expense of Owner, make or cause to be made (i) all capital improvements to the Property as approved by Owner, and (ii) fixturization, remodeling and refurbishing of tenant premises as approved by Owner in connection with leases. Manager shall make recommendations, select contractors, follow bid procedures and shall supervise all such work to obtain compliance with contract requirements and applicable law. Manager shall have the right to and shall rely upon Owner's architects and consultants that the plans and specifications for improvements to be constructed hereunder comply with all applicable laws and Owner (i) hereby releases Manager and its affiliates and each of their respective officers, directors, representatives, principals, agents and employees from all liability and responsibility in the event that improvement plans and specifications do not comply with any applicable laws, and (ii) agrees to and shall indemnify, protect, defend, save and hold harmless Manager and its affiliates and each of their respective officers, directors, representatives, principals, agents and employees from any claim, cause of action, liability, loss, demand, damage, fine, penalty, injury, cost or expense (including attorneys' fees and expenses) arising out of or relating to Manager's role in any construction of any improvements hereunder in accordance with plans and specifications which do not comply with any applicable laws. Manager shall have the right to take any action to ensure that any tenant improvement work required under any approved lease will be constructed in accordance with the terms and provisions of such lease and within reasonable time limits set forth in such lease.

2. **Fees**. In addition to the management fees to be paid to Manager under Article X of the Agreement, for construction management services rendered by Manager pursuant to this Rider, Manager shall be paid additional compensation in accordance with the following schedule:

(a) When Owner has hired a general contractor (or authorized Manager to retain a general contractor on Owner's behalf) to oversee and manage the improvements:

Fee Amount

The greatest of 5% of Job Costs or $ 1,000.00.

(b) When Owner has **not** hired or authorized Manager to hire a general contractor to oversee and manage the improvements:

Fee Amount

The greatest of 5% of Job Costs or $3,000.00.